Exhibit 31                  Rule 13a-14(d) Certification

                                  CERTIFICATION

     I, Michael L. Parker, a President and Director of Washington Mutual Mortgage Securities Corp., certify that:

     1. I have reviewed this annual report on Form 10-K, and all reports on Form 8-K containing distribution or servicing reports filed in respect of periods included in the year covered by this annual report, of WASHINGTON MUTUAL MORTGAGE SECURITIES CORP. MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-AR1;

     2. Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

     3. Based on my knowledge, the distribution or servicing information required to be provided to the trustee by the servicer under the pooling and servicing, or similar, agreement, for inclusion in these reports is included in these reports;

     4. I am responsible for reviewing the activities performed by the servicer under the pooling and servicing, or similar, agreement and based upon my knowledge and the annual compliance review required under that agreement, and except as disclosed in the reports, the servicer has fulfilled its obligations under that agreement; and

     5. The reports disclose all significant deficiencies relating to the servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the pooling and servicing, or similar, agreement, that is included in these reports.

     In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated third parties acting as servicers and sub-servicers:

Alliance Mortgage Company, Associated Mortgage, Inc, Atlantic Mortgage & Investment, Aurora Loan Services, Branch Banking & Trust Co, Cendant Mortgage Corp, Chase Mortgage Services, Inc, Columbia National, Countrywide Home Loans, First Chicago NBD, First Federal Savings Bank, First Nationwide Mortgage Corp, First Republic Savings Bank of NV, Flagstar Bank FSB, GMAC Mortgage Corp, Golden National Mortgage Banking, Guardian Mortgage Company, Huntington Mortgage Company, Matrix Financial Services Corp, National City Mortgage, Novus Financial, Old Kent Bank, Standard Mortgage Corp of Georgia, Suntrust Mortgage Inc, Union Bank of California, Washington Mutual, Wells Fargo Home Mortgage


Dated: March 15, 2004
                                     /s/ Michael L. Parker
                                         Michael L. Parker,
                                         President and Director